                                                                    EXHIBIT 3.3




                                     BYLAWS

                                       OF

                                  800.COM, INC.













Originally adopted as of:  December 31, 1997
Amendments are listed on page i

                                   AMENDMENTS



Section        Effect of Amendment                            Date of Amendment
-------        -------------------                            -----------------
All            Name changed to 800.COM, Inc.                  May 26, 1998

3.2            The number of Directors on the Board of        March 16, 1999
               Directors is changed to no                     effective March 22, 1999
               less than one and no more than seven.






                                                                          Page i

                                    CONTENTS


SECTION 1.       OFFICES ...................................................................................   1

SECTION 2.       SHAREHOLDERS ..............................................................................   1
         2.1     Annual Meeting ............................................................................   1
         2.2     Special Meetings ..........................................................................   1
         2.3     Place of Meeting ..........................................................................   1
         2.4     Notice of Meeting .........................................................................   2
         2.5     Waiver of Notice ..........................................................................   2
         2.6     Fixing of Record Date for Determining Shareholders ........................................   3
         2.7     Shareholders' List ........................................................................   3
         2.8     Quorum ....................................................................................   4
         2.9     Manner of Acting ..........................................................................   4
         2.10    Proxies ...................................................................................   4
         2.11    Voting of Shares ..........................................................................   5
         2.12    Voting for Directors ......................................................................   5
         2.13    Action by Shareholders Without a Meeting ..................................................   5
         2.14    Voting of Shares by Corporations ..........................................................   5
                 2.14.1         Shares Held by Another Corporation .........................................   5
                 2.14.2         Shares Held by the Corporation .............................................   5
         2.15    Acceptance or Rejection of Shareholder Votes, Consents, Waivers and Proxy Appointments ....   6
                 2.15.1         Documents Bearing Name of Shareholders .....................................   6
                 2.15.2         Documents Bearing Name of Third Parties ....................................   6
                 2.15.3         Rejection of Documents .....................................................   6

SECTION 3.       BOARD OF DIRECTORS ........................................................................   7
         3.1     General Powers ............................................................................   7
         3.2     Number, Tenure and Qualifications .........................................................   7
         3.3     Annual and Regular Meetings ...............................................................   7



                                                                          Page i

         3.4           Special Meetings ..........................................................................       7
         3.5           Meetings by Telecommunications ............................................................       7
         3.6           Notice of Special Meetings ................................................................       8
                       3.6.1          Personal Delivery ..........................................................       8
                       3.6.2          Delivery by Mail ...........................................................       8
                       3.6.3          Delivery by Telegraph ......................................................       8
                       3.6.4          Oral Notice ................................................................       8
                       3.6.5          Notice by Facsimile Transmission ...........................................       8
                       3.6.6          Notice by Private Courier ..................................................       9
         3.7           Waiver of Notice ..........................................................................       9
                       3.7.1          Written Waiver .............................................................       9
                       3.7.2          Waiver by Attendance .......................................................       9
         3.8           Quorum ....................................................................................       9
         3.9           Manner of Acting ..........................................................................       9
         3.10          Presumption of Assent .....................................................................       9
         3.11          Action by Board or Committees Without a Meeting ...........................................      10
         3.12          Resignation ...............................................................................      10
         3.13          Removal ...................................................................................      10
         3.14          Vacancies .................................................................................      11
         3.15          Minutes ...................................................................................      11
         3.16          Executive and Other Committees ............................................................      11
                       3.16.1         Creation of Committees .....................................................      11
                       3.16.2         Authority of Committees ....................................................      11
                       3.16.3         Quorum and Manner of Acting ................................................      12
                       3.16.4         Minutes of Meetings ........................................................      12
                       3.16.5         Resignation ................................................................      12
                       3.16.6         Removal ....................................................................      12
         3.17          Compensation ..............................................................................      12



                                                                        Page ii

SECTION 4.             OFFICERS ..................................................................................      13
         4.1           Number ....................................................................................      13
         4.2           Appointment and Term of Office ............................................................      13
         4.3           Resignation ...............................................................................      13
         4.4           Removal ...................................................................................      13
         4.5           Vacancies .................................................................................      14
         4.6           Chair of the Board ........................................................................      14
         4.7           President .................................................................................      14
         4.8           Vice President ............................................................................      14
         4.9           Secretary .................................................................................      15
         4.10          Treasurer .................................................................................      15
         4.11          Salaries ..................................................................................      15

SECTION 5.             CONTRACTS, LOANS, CHECKS AND DEPOSITS .....................................................      16
         5.1           Contracts .................................................................................      16
         5.2           Loans to the Corporation ..................................................................      16
         5.3           Loans to Directors ........................................................................      16
         5.4           Checks, Drafts, Etc. ......................................................................      16
         5.5           Deposits ..................................................................................      16

SECTION 6.             CERTIFICATES FOR SHARES AND THEIR TRANSFER ................................................      17
         6.1           Issuance of Shares ........................................................................      17
         6.2           Escrow for Shares .........................................................................      17
         6.3           Certificates for Shares ...................................................................      17
         6.4           Stock Records .............................................................................      17
         6.5           Restriction on Transfer ...................................................................      18
                       6.5.1          Securities Laws ............................................................      18
                       6.5.2          Other Restrictions .........................................................      18
         6.6           Transfer of Shares ........................................................................      18
         6.7           Lost or Destroyed Certificates ............................................................      18



                                                                        Page iii

         6.8           Transfer Agent and Registrar ..............................................................      18
         6.9           Officer Ceasing to Act ....................................................................      19
         6.10          Fractional Shares .........................................................................      19

SECTION 7.             BOOKS AND RECORDS .........................................................................      19

SECTION 8.             FISCAL YEAR ...............................................................................      19

SECTION 9.             SEAL ......................................................................................      19

SECTION 10.            INDEMNIFICATION ...........................................................................      19
         10.1          Directors .................................................................................      19
         10.2          Officers, Employees and Other Agents ......................................................      19
         10.3          No Presumption of Bad Faith ...............................................................      20
         10.4          Advances of Expenses ......................................................................      20
         10.5          Enforcement ...............................................................................      20
         10.6          Nonexclusivity of Rights ..................................................................      21
         10.7          Survival of Rights ........................................................................      21
         10.8          Insurance .................................................................................      21
         10.9          Amendments to Law .........................................................................      21
         10.10         Savings Clause ............................................................................      22
         10.11         Certain Definitions .......................................................................      22

SECTION 11.            AMENDMENTS ................................................................................      23




                                                                         Page iv

                                     BYLAWS

                                       OF

                                  800.COM, INC.


                               SECTION 1. OFFICES


        The principal office of the Corporation shall be located at the principal place of business or such other place as the Board of Directors (the "Board") may designate. The Corporation may have such other offices, either within or without the State of Oregon, as the Board may designate or as the business of the Corporation may require from time to time.

                             SECTION 2. SHAREHOLDERS

2.1 ANNUAL MEETING

        The annual meeting of the shareholders shall be held the second Tuesday of February in each year, or on such other day as shall be fixed by resolution of the Board, at the principal office of the Corporation or such other place as fixed by the Board, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.

2.2 SPECIAL MEETINGS

        The Board, the President or the Chair of the Board may call special meetings of the shareholders for any purpose. The holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the Corporation's Secretary a written demand for a special meeting describing the purpose(s) for which it is to be held, may call a special meeting of the shareholders for such stated purpose(s).

2.3 PLACE OF MEETING

        All meetings shall be held at the principal office of the Corporation or at such other place as designated by the Board, by any persons entitled to call a meeting hereunder, or in a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

2.4 NOTICE OF MEETING

        (a) The Corporation shall cause to be delivered to each shareholder entitled to notice of or to vote at an annual or special meeting of shareholders, either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called.

        (b) Notice to a shareholder of an annual or special shareholder meeting shall be in writing. Such notice, if in comprehensible form, is effective (a) when mailed, if it is mailed postpaid and is correctly addressed to the shareholder's address shown in the Corporation's then-current record of shareholders, or (b) when received by the shareholder, if it is delivered by telegraph, facsimile transmission or private courier.

        (c) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date for the adjourned meeting is or must be fixed under Section 2.6(a) of these bylaws or the Oregon Business Corporation Act.

2.5 WAIVER OF NOTICE

        (a) Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.

        (b) The attendance of a shareholder at a meeting waives objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at the meeting, unless the shareholder, at the beginning of the meeting or prior to consideration of such matter, objects to holding the meeting, transacting business at the meeting, or considering the matter when presented at the meeting.

2.6 FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS

        (a) For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, the date on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination. Such determination shall apply to any adjournment of the meeting, provided such adjournment is not set for a date more than 120 days after the date fixed for the original meeting.

        (b) The record date for the determination of shareholders entitled to demand a special shareholder meeting shall be the date the first shareholder signs the demand.

2.7 SHAREHOLDERS' LIST

        (a) Beginning two (2) business days after notice of a meeting of shareholders is given, a complete alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each shareholder. This record shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. On written demand, this record shall be subject to inspection by any shareholder at any time during normal business hours. Such record shall also be kept open at such meeting for inspection by any shareholder.

        (b) A shareholder may, on written demand, copy the shareholders' list at such shareholder's expense during regular business hours, provided that:

            (i) Such shareholder's demand is made in good faith and for a proper purpose;

            (ii) Such shareholder has described with reasonable particularity such shareholder's purpose in the written demand; and

            (iii) The shareholders' list is directly connected with such shareholder's purpose.

2.8 QUORUM

        A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.9 MANNER OF ACTING

        (a) If a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act.

        (b) If a matter is to be voted on by a single group, action on that matter is taken when voted upon by that voting group. If a matter is to be voted on by two or more voting groups, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on such matter.

2.10 PROXIES

        A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes at the meeting. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise expressly provided in the proxy. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.11 VOTING OF SHARES

        Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.12 VOTING FOR DIRECTORS

        Each shareholder may vote, in person or by proxy, the number of shares owned by such shareholder that are entitled to vote at an election of Directors, for as many persons as there are Directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING

        Any action which could be taken at a meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. The action shall be effective on the date on which the last signature is placed on the consent, or at such earlier or later time as is set forth therein. Such written consent, which shall have the same force and effect as a unanimous vote of the shareholders, shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

2.14 VOTING OF SHARES BY CORPORATIONS

        2.14.1 SHARES HELD BY ANOTHER CORPORATION

        Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine; provided, however, such shares are not entitled to vote if the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of such other corporation.

        2.14.2 SHARES HELD BY THE CORPORATION

        Authorized but unissued shares shall not be voted or counted for determining whether a quorum exists at any meeting or counted in determining the total number of outstanding shares at any given time. Notwithstanding the foregoing, shares of its own stock held by the Corporation in a fiduciary capacity may be counted for purposes of determining whether a quorum exists, and may be voted by the Corporation.

2.15 ACCEPTANCE OR REJECTION OF SHAREHOLDER VOTES, CONSENTS, WAIVERS AND PROXY APPOINTMENTS

        2.15.1 DOCUMENTS BEARING NAME OF SHAREHOLDERS

        If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Secretary or other agent authorized to tabulate votes at the meeting may, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

        2.15.2 DOCUMENTS BEARING NAME OF THIRD PARTIES

        If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Secretary or other agent authorized to tabulate votes at the meeting may nevertheless, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

        (a) The shareholder is an entity and the name signed purports to be that of an officer or an agent of the entity;

        (b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Secretary or other agent requests, acceptable evidence of fiduciary status has been presented;

        (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and, if the Secretary or other agent requests, acceptable evidence of this status has been presented;

        (d) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Secretary or other agent requests, acceptable evidence of the signatory's authority to sign has been presented; or

        (e) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

        2.15.3 REJECTION OF DOCUMENTS

        The Secretary or other agent authorized to tabulate votes at the meeting is entitled to reject a vote, consent, waiver or proxy appointment if such agent, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                          SECTION 3. BOARD OF DIRECTORS


3.1 GENERAL POWERS

        The business and affairs of the Corporation shall be managed by the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act.

3.2 NUMBER, TENURE AND QUALIFICATIONS

        The Board shall consist of no less than one and no more than seven Directors, the specific number to be set by resolution of the Board or the shareholders. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall shorten the term of any incumbent Director. The terms of the Directors expire at the next annual shareholder's meeting following their election. Despite the expiration of a Director's term, however, the Director continues to serve until the Director's successor is elected and qualifies or until there is a decrease in the number of Directors. Directors need not be shareholders of the Corporation or residents of the State of Oregon.

3.3 ANNUAL AND REGULAR MEETINGS

        An annual Board meeting shall be held without further notice immediately after and at the same place as the annual meeting of shareholders.

        By resolution the Board, or any committee thereof, may specify the time and place for holding regular meetings thereof without other notice than such resolution.

3.4 SPECIAL MEETINGS

        Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chair of the Board, or the President or any one Director and, in the case of any special meeting of any committee designated by the Board, by the Chair thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Oregon as the place for holding any special Board or committee meeting called by them.

3.5 MEETINGS BY TELECOMMUNICATIONS

        Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by use of any means of communication by which all persons participating may simultaneously hear each other during the meeting. Participation by such means shall be deemed presence in person at the meeting.

3.6 NOTICE OF SPECIAL MEETINGS

        Notice of a special Board or committee meeting stating the date, time and place of the meeting shall be given to a Director in writing or orally by telephone or in person as set forth below. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

        3.6.1 PERSONAL DELIVERY

        If delivery is by personal service, the notice shall be effective if delivered at such address at least one day before the meeting.

        3.6.2 DELIVERY BY MAIL

        If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting properly addressed to a Director at his or her address shown on the records of the Corporation with postage prepaid.

        3.6.3 DELIVERY BY TELEGRAPH

        If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company by such time that the telegraph company guarantees delivery at least one day before the meeting.

        3.6.4 ORAL NOTICE

        If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a Director at least one day before the meeting.

        3.6.5 NOTICE BY FACSIMILE TRANSMISSION

        If notice is delivered by facsimile transmission, the notice shall be deemed effective if the content thereof is transmitted to the office of a Director, at the facsimile number shown on the records of the Corporation, at least one day before the meeting, and receipt is either confirmed by confirming transmission equipment or acknowledged by the receiving office.

        3.6.6 NOTICE BY PRIVATE COURIER

        If notice is delivered by private courier, the notice shall be deemed effective if delivered to the courier, properly addressed and prepaid, by such time that the courier guarantees delivery at least one day before the meeting.

3.7 WAIVER OF NOTICE

        3.7.1 WRITTEN WAIVER

        Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act, a waiver thereof in writing, executed at any time, specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of such notice.

        3.7.2 WAIVER BY ATTENDANCE

        The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director, at the beginning of the meeting, or promptly upon such Director's arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 QUORUM

        A majority of the number of Directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any Board meeting.

3.9 MANNER OF ACTING

        The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act.

3.10 PRESUMPTION OF ASSENT

        A Director of the Corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such Director objects at the beginning of the meeting, or promptly upon such Director's arrival, to holding the meeting or transacting business at the meeting; or such Director's dissent is entered in the minutes of the meeting; or such Director delivers a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof; or such Director forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not thereafter dissent or abstain.

3.11 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

        Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each Director or by each committee member. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the Directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

3.12 RESIGNATION

        Any Director may resign at any time by delivering written notice to the Chair of the Board, the Board, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

3.13 REMOVAL

        One or more members of the Board (including the entire Board) may be removed at a meeting of shareholders called expressly for that purpose, provided that the notice of such meeting states that the purpose, or one of the purposes, of the meeting is such removal. A member of the Board may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of the Director(s). A Director may be removed only if the number of votes cast to remove the Director exceeds the number of votes cast to not remove the Director. If a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such Director.

3.14 VACANCIES

        Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the shareholders, by the Board, by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a Director elected by the Board to fill a vacancy expires at the next shareholders' meeting at which Directors are elected. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the number of Directors fixed by the Bylaws prior to such increase for a term of office continuing only until the next election of Directors by the shareholders. Any Directorship not so filled by the Directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. If the vacant Directorship is filled by the shareholders and was held by a Director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill such vacancy. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

3.15 MINUTES

        The Board shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

3.16 EXECUTIVE AND OTHER COMMITTEES

        3.16.1 CREATION OF COMMITTEES

        The Board, by resolution adopted by a majority of the number of Directors fixed in the manner provided by these Bylaws, may appoint standing or temporary committees, including an Executive Committee, from its own number and consisting of no less than two (2) Directors. The Board may invest such committee(s) with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws, the Articles of Incorporation and the Oregon Business Corporation Act.

        3.16.2 AUTHORITY OF COMMITTEES

        Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board designating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to (a) authorize distributions, except as may be permitted by Section 3.16.2(g) of these Bylaws; (b) approve or propose to shareholders actions required by the Oregon Business Corporation Act to be approved by shareholders; (c) fill vacancies on the Board or any committee thereof; (d) adopt, amend or repeal these Bylaws; (e) amend the Articles of Incorporation; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve reacquisition of shares, except within limits prescribed by the Board.

        3.16.3 QUORUM AND MANNER OF ACTING

        A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee.

        3.16.4 MINUTES OF MEETINGS

        All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

        3.16.5 RESIGNATION

        Any member of any committee may resign at any time by delivering written notice thereof to the Board, the Chair of the Board or the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

        3.16.6 REMOVAL

        The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided by these Bylaws.

3.17 COMPENSATION

        By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                               SECTION 4. OFFICERS


4.1 NUMBER

        The Officers of the Corporation shall be a President and a Secretary, each of whom shall be appointed by the Board. One or more Vice Presidents, a Treasurer and such other Officers and assistant Officers, including a Chair of the Board, may be appointed by the Board; such Officers and assistant Officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any Officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any Officer or agent the power to appoint any such subordinate Officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2 APPOINTMENT AND TERM OF OFFICE

        The Officers of the Corporation shall be appointed annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the appointment of Officers is not made at such meeting, such appointment shall be made as soon thereafter as a Board meeting conveniently may be held. Unless an Officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is appointed.

4.3 RESIGNATION

        Any Officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

4.4 REMOVAL

        Any Officer or agent appointed by the Board may be removed by the Board, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an Officer or agent shall not of itself create contract rights.

4.5 VACANCIES

        A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board. If a resignation is made effective at a later date, and the Corporation accepts such future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.

4.6 CHAIR OF THE BOARD

        If appointed, the Chair of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another Officer is appointed or designated by the Board as Chair of such meeting.

4.7 PRESIDENT

        The President shall be the chief executive Officer of the Corporation unless some other Officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chair of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the Corporation. The President shall have authority to sign deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other Officer or agent of the Corporation, or are required by law to be otherwise signed or executed by some other Officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

4.8 VICE PRESIDENT

        In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first appointed to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice

Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

4.9 SECRETARY

        The Secretary shall (a) prepare and keep the minutes of meetings of the shareholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be responsible for custody of the corporate records and seal of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10 TREASURER

        If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11 SALARIES

        The salaries of the Officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 CONTRACTS

        The Board may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2 LOANS TO THE CORPORATION

        No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 LOANS TO DIRECTORS

        The Corporation shall not lend money to or guarantee the obligation of a Director unless (a) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, excluding the votes of the shares owned by or voted under the control of the benefited Director; or (b) the Board determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing the loans and guarantees. The fact that a loan or guarantee is made in violation of this provision shall not affect the borrower's liability on the loan.

5.4 CHECKS, DRAFTS, ETC.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

5.5 DEPOSITS

        All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

              SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 ISSUANCE OF SHARES

        No shares of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. Such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

6.2 ESCROW FOR SHARES

        The Board may authorize the placement in escrow of shares issued for a contract for future services or benefits or a promissory note, or may authorize other arrangements to restrict the transfer of shares, and may authorize the crediting of distributions in respect of such shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the Board may cancel, in whole or in part, such shares placed in escrow or restricted and such distributions credited.

6.3 CERTIFICATES FOR SHARES

        Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by any two of the following officers: the Chair of the Board, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. All certificates shall be consecutively numbered or otherwise identified.

6.4 STOCK RECORDS

        The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the

Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.5 RESTRICTION ON TRANSFER

        6.5.1 SECURITIES LAWS

        Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Corporation shall bear conspicuously on the front or back of the certificate a legend or legends describing the restriction or restrictions.

        6.5.2 OTHER RESTRICTIONS

        In addition, the front or back of all certificates shall include conspicuous written notice of any further restrictions which may be imposed on the transferability of such shares.

6.6 TRANSFER OF SHARES

        Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.7 LOST OR DESTROYED CERTIFICATES

        In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

6.8 TRANSFER AGENT AND REGISTRAR

        The Board may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties as the Board shall determine by resolution.

6.9 OFFICER CEASING TO ACT

        In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the signer were such officer at the date of its issuance.

6.10 FRACTIONAL SHARES

        The Corporation shall not issue certificates for fractional shares.

                          SECTION 7. BOOKS AND RECORDS

        The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and Board and such other records as may be necessary or advisable.

                             SECTION 8. FISCAL YEAR

        The fiscal year of the Corporation shall be the calendar year, provided that if a different fiscal year is at any time selected for purposes of federal income taxes, the fiscal year shall be the year so selected.

                                 SECTION 9. SEAL

        The seal of the Corporation, if any, shall consist of the name of the Corporation and the state of its incorporation.

                           SECTION 10. INDEMNIFICATION

10.1 DIRECTORS

        The Corporation shall indemnify its directors to the fullest extent not prohibited by law.

10.2 OFFICERS, EMPLOYEES AND OTHER AGENTS

        The Corporation shall have the power to indemnify its officers, employees and other agents to the fullest extent not prohibited by law.

10.3 NO PRESUMPTION OF BAD FAITH

        The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this Corporation, or, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

10.4 ADVANCES OF EXPENSES

        The expenses incurred by a director in any proceeding shall be paid by the Corporation in advance at the written request of the director, if the director:

        (a) Furnishes the Corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the Corporation; and

        (b) Furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Bylaw or otherwise.

10.5 ENFORCEMENT

        Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director who serves in such capacity at any time while this Bylaw and any other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request thereof. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be also paid the expense of prosecuting the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the Corporation) that the claimant has not met the standards of conduct which makes it permissible under the law for the Corporation to indemnify the claimant, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct, nor an actual determination by the Corporation (including its

Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

10.6 NONEXCLUSIVITY OF RIGHTS

        The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances to the fullest extent not prohibited by law.

10.7 SURVIVAL OF RIGHTS

        The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.8 INSURANCE

        To the fullest extent not prohibited by law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

10.9 AMENDMENTS TO LAW

        For purposes of this Bylaw, the meaning of "law" within the phrase "to the fullest extent not prohibited by law" shall include, but not be limited to, the Oregon Business Corporation Act, as the same exists on the date hereof or as it may be amended; provided, however, that in the case of any such amendment, such amendment shall apply only to the extent that it permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment.

10.10 SAVINGS CLAUSE

        If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

10.11 CERTAIN DEFINITIONS

        For the purposes of this Section, the following definitions shall apply:

        (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the director may be or may have been involved as a party or otherwise by reason of the fact that the director is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        (b) The term "expenses" shall be broadly construed and shall include, without limitation, all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) actually and reasonably incurred by a director in connection with any proceeding, all expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification under these Bylaws, but shall not include amounts paid in settlement, judgments or fines.

        (c) "Corporation" shall mean 800.COM, INC. and any successor corporation thereof.

        (d) Reference to a "director," "officer," "employee" or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        (e) References to "other enterprises" shall include employee benefit plans. References to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Bylaw.

                             SECTION 11. AMENDMENTS

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the Board; provided, however, that the shareholders, in amending or repealing a particular Bylaw, may provide expressly that the Board may not amend or repeal that Bylaw. The shareholders may also make, alter, amend and repeal the Bylaws of the Corporation at any annual meeting or at a special meeting called for that purpose. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders at any regular or special meeting called for that purpose.

        The foregoing Bylaws were adopted by the Board of Directors of the Corporation as of December 31, 1997 and amended by the Board on March 16, 1999 and effective on March 22, 1999.



                                                   /s/ Spencer Brown
                                            -----------------------------------
                                                Spencer J. Brown, Secretary